SEPARATION AND RELEASE AGREEMENT This is a Separation and Release Agreement (“Agreement”), entered into among CURO Group Holdings Corp., a Delaware corporation (“CURO”), Curo Management LLC, a Nevada limited liability company (“CMLLC”), and Daniel Kirsche, an individual (“Employee”). As used in this Agreement, the term “Company” includes both CURO and CMLLC, unless the context clearly indicates otherwise. 1. Background and Purpose. Employee was employed by the Company. Employee’s employment is being terminated, and the parties wish to resolve any outstanding issues between them. This Agreement accomplishes a written statement of current benefits, and additional benefits granted to Employee to which Employee would not otherwise be entitled. The additional benefits are granted in consideration for the covenants, commitments and releases in this Agreement and the resolution of all outstanding issues between the parties. 2. Separation Date. Employee will discontinue serving and holding himself out as the Chief Technology Officer effective as of April 1, 2024 (the “Separation Date”). The Company will (a) pay Employee his base salary through the Separation Date in accordance with its normal payroll practices, less required deductions and tax withholdings, (b) continue Employee’s health care coverage (and deduct Employee’s portion of the premiums from Employee’s base salary) through the last day of the calendar month in which the Separation Date occurs, and (c) reimburse Employee for any unreimbursed business expenses incurred through the Separation Date. 3. Employee Representations. Employee specifically represents, warrants and confirms that Employee: a. Has been properly paid for all services provided to the Company and its affiliates, except for those set forth in this Agreement; b. Has no known workplace injuries or occupational diseases; and c. Has not engaged in any unlawful conduct relating to the business of the Company or its affiliates. 4. Additional Benefits. If Employee signs and does not revoke this Agreement in accordance with Paragraphs 7 and 8, the Company will provide Employee with the following benefits to which Employee would not otherwise be entitled as consideration for the commitments and releases in this Agreement: a. Severance Payment. The Company will continue Employee’s base salary for 12 calendar months, i.e., through April 1, 2025 (the “Severance Period”), in accordance with the Company’s payroll practices, less required deductions and tax withholdings. Subject to any delay required by Section 17 below, the separation payments will begin on the Company’s first regular pay day following the later of

2 (i) the Separation Date or (ii) the Effective Date (as defined in Section 8). If the Effective Date is later than the Separation Date, the first separation payment after the Effective Date also will include any delayed separation payments that would have otherwise been paid during the portion of the Severance Period prior to the Effective Date. b. COBRA Contribution. To the extent permitted by applicable law without any penalty to Employee or the Company and subject to Employee’s election of COBRA continuation coverage under the Company’s group health plan for Employee and/or Employee’s spouse or other eligible dependents, on the first regularly scheduled payroll date of each month of the Severance Period during which Employee and/or Employee’s spouse or eligible dependents are receiving COBRA continuation coverage under the Company’s group health plan (the “COBRA Continuation Period”), subject to any delay required by Section 17 below, the Company will pay its COBRA administrator an amount equal to the “applicable percentage” of the monthly COBRA premium cost for such coverage; provided that the payments pursuant to this provision will be made on an after-tax basis and cease earlier than the expiration of the COBRA Continuation Period in the event (and to the extent) that Employee becomes eligible to receive any health benefits, including through a spouse's employer, during the COBRA Continuation Period or Employee and/or Employee’s spouse or other eligible dependents otherwise cease receiving COBRA continuation coverage. For purposes hereof, the “applicable percentage” shall be the percentage of Employee’s health care premium costs for the applicable coverage paid by the Company as of the Separation Date. 5. Other Benefits. All other benefits cease as of the last day of the month in which the Separation Date occurs. 6. Release. In consideration of the additional benefit payments and other consideration set forth in this Agreement, Employee releases, waives and forever discharges the Company, its affiliates and successors, past, present and future, and their owners, officers, directors, agents and employees, both present and former (collectively, the “Released Parties”), from all claims, demands, obligations, damages and liabilities of every kind and nature and from all actions and causes of action which Employee may now have or may have or maintain hereafter, whether in law or in equity, known or unknown, arising in any way on or before the Effective Date of this Agreement, including all claims arising out of Employee’s employment or separation from employment with the Company. a. Included Statutes. The release and waiver in this Section 6 (the “Release and Waiver”) includes, but is not limited to, any and all claims, including claims for attorney fees, arising under the Civil Rights Acts of 1964 and 1991, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act, as amended; the Family and Medical Leave Act, as amended; the Families First Coronavirus Response Act, as amended; the Uniform Services Employment and Reemployment Rights Act, as amended; the Illinois Human

3 Rights Act, as amended; and all other relevant local, state and federal statutes and regulations. b. Included Claims. Except those benefits expressly set forth in this Agreement, this Release and Waiver also includes, but is not limited to, all claims for past or future wages, severance pay, bonuses (including any short-term incentive program award, long-term incentive program award or grant, retention program grant or other bonus plan), commissions, vacation pay, sick pay, paid time off, medical benefits, life or disability insurance and other benefits and all claims for violation of any express or implied agreement, written or verbal, that occurred before the execution of this Agreement, or for any violation of any common law duty, including all claims for attorney fees. c. Excluded Claims. Employee is not waiving and releasing, to the extent such rights exist: Employee’s right to the payments called for under this Agreement; Employee’s right to director and officer indemnification, Employee’s right to any vested qualified retirement plan account attributable to Employee’s service up to the Separation Date; Employee’s right to continue (at Employee’s expense except as modified by this Agreement) COBRA continuation coverage after the Separation Date; any future claims as that term is defined in the Older Workers Benefit Protection Act or other similar legislation; or Employee’s right to file a claim for unemployment benefits. 7. Full Review and Knowing and Voluntary Agreement. Employee agrees that he has been given the opportunity to fully review this Agreement, has thoroughly reviewed it, fully understands its terms and knowingly and voluntarily agrees to all its provisions, including but not limited to the Release and Waiver listed above. Employee may take up to 21 days after receiving this Agreement to decide whether to sign it. Employer advises Employee to consult with an attorney about this Agreement before signing it. Employee acknowledges that he has either consulted with an attorney regarding this Agreement or has intentionally chosen not to exercise the right to consult with an attorney. Employee further acknowledges that if this Agreement is executed prior to the expiration of the 21-day deliberation period, such execution was knowing and voluntary and without coercion or duress by the Company. Employee agrees that any change to this Agreement, whether material or immaterial, will not restart the running of the 21-day period provided for above. If Employee does not sign and return the Agreement to Rebecca Fox at BeccaFox@curo.com by the end of the 21-day deliberation period, the Agreement is withdrawn and is null and void. 8. Revocation. Employee shall have the right to revoke this Agreement for a period of seven days following the date of execution. Notice of revocation shall be in a signed writing and delivered to and received by Rebecca Fox at BeccaFox@curo.com before expiration of the revocation period. This Agreement shall not become effective or enforceable until this revocation period has expired or, if later, the date that the Company receives from Employee all Company property as set forth in this Agreement (“Effective Date”).

4 9. Confidentiality. a. Employee agrees that during Employee’s employment with the Company, Employee has acquired certain non-public information and/or trade secrets, such as techniques, processes, methods, software, developmental or experimental work, research data, marketing and sales information, customer lists, records, reports, non-public financial data and plans of the Company. Employee understands that this information has been disclosed in confidence and only for use by the Company, its subsidiaries or affiliates. Employee agrees to keep such information confidential at all times, including after Employee’s employment with the Company had ended; to not use this information for Employee’s own purposes; and to not disclose or communicate this information to any third party. Employee further agrees that the confidentiality provision and the equitable remedies related thereto included in Sections 8 and 12(b) of Employee’s Employment and Non- Competition Agreement dated June 30, 2021 (the “Employment Agreement”) survive and remain in full force and effect after the Separation Date. b. Notwithstanding the foregoing, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Any individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding; provided the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order. c. Further, Employee understands and acknowledges that nothing herein or in any other agreement prohibits or restricts Employee from (i) reporting possible violations of federal, state or local law or regulation to, or (ii) discussing any such possible violations with any governmental agency or entity or self-regulatory organization, including without limitation the Securities and Exchange Commission, FINRA, and the Occupational Safety and Health Administration, or (iii) making any other disclosures that are protected by the whistleblower provisions of any federal, state or local law or regulation; or (iv) disclosing the underlying facts and circumstances of any claim of unlawful discrimination. 10. Post-Termination Covenants. The post-termination covenants and the equitable remedies related thereto included in Sections 9 and 12(b) of Employee’s Employment Agreement survive and remain in full force and effect for the Designated Period (as defined therein). 11. Intellectual Property. Employee further agrees that the intellectual property provision and the equitable remedies related thereto included in Sections 7 and 12(b) of Employee’s Employment Agreement survive and remain in full force and effect after the Separation Date with respect to any Inventions (as defined therein) that Employee discovered, invented or originated during the term of Employee’s employment with the Company.

5 12. Nonadmission of Liability. By execution of this Agreement, the Company and Released Parties specifically deny any wrongdoing as to Employee, and specifically disclaim any violation of any law, contract, public policy or the commission of any tort. 13. Nonretention of Property. Employee represents and warrants that Employee has not deleted or destroyed, nor will Employee delete or destroy, any Company property or records, including but not limited to any emails or other electronically stored information, since first receiving a copy of this Agreement. Employee has returned all Company property to the Company (in working order) including, without limitation, any Company laptop, cell phone, key fob, credit cards, reports, files, memoranda, records, instruction manuals and other physical or personal property which Employee received, compiled, prepared or helped to prepare, in connection with Employee’s employment with the Company, its predecessors, subsidiaries or affiliates; and Employee has not retained and will not retain any copies, duplications, reproductions or excerpts thereof. 14. Binding Effect. This Agreement shall be binding on and inure to the benefit of Employee, and Employee’s spouse, heirs, administrators and assigns. This Agreement and its releases apply not only to the Company, but to all divisions, affiliated entities, purchasers of substantially all of the stock or assets and successors in interest of the Company, and to the predecessors, assigns, agents, officers, directors, shareholders, employees and other representatives of each. 15. Separability. The invalidity of any paragraph or subparagraph of this Agreement shall not affect the validity of any other paragraph or subparagraph of this Agreement. 16. Applicable Law; Jurisdiction. This Agreement shall be construed under the laws of the State of Illinois. Employee agrees to submit to personal jurisdiction in the State of Illinois for any litigation arising out of or in connection with this Agreement (and waives any right to the contrary). 17. Section 409A Compliance. Any reference to termination of employment shall be interpreted to require a “Separation From Service” as defined under Treasury Regulation §1.409A-1(h), including the presumptions provided in that section. Amounts payable under this Agreement are intended to be exempt from Section 409A and the regulations and guidance promulgated thereunder under the involuntary severance pay and short-term deferral exemptions. If an amount is to be paid under this Agreement in two or more installments, each installment shall be treated as a separate payment for purposes of Section 409A. To the extent they are not exempt, they are intended to comply with Section 409A and shall be interpreted and operated consistently with those intentions. The times and schedules of payment under this Agreement may not be accelerated or delayed for any reason except as permitted by Section 409A. In addition to any other restriction in Section 6 of this Agreement, the Agreement may not be amended or terminated except in compliance with Section 409A. Notwithstanding any other timing provision in this Agreement, if, at the time any payment that is not exempt from Section 409A would commence due to a separation from service, and Employee is a “specified employee” as that term is defined by Section 409A of the Code, then no such payment under this Agreement may be paid before the date that is six months after Employee’s separation from service. Payments that are not exempt from Section 409A and that Employee would

6 otherwise have been entitled to during those six months will be accumulated and paid on the first payroll date after six months following Employee’s separation from service. All payments that are exempt from Section 409A, or that would otherwise be made more than six months following Employee’s separation from service, will be made in accordance with the general timing provisions described above. 18. Entire Agreement. This Agreement and the specific provisions of Employee’s Employment Agreement that are referenced herein contain the entire understanding of the parties and supersede all previous verbal and written agreements concerning the same subject matters covered by such agreements. There are no other agreements, representations or warranties not referenced or set forth in this Agreement. 19. Signature. This Agreement may be signed in counterpart, each of which shall be deemed to be an original and all of which together shall constitute one instrument. Facsimile or electronic signatures (including but not limited to electronic images or DocuSign) shall be effective to the same extent as original signatures. IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year set forth below. Date: EMPLOYEE , 2024 _______ Daniel Kirsche CURO GROUP HOLDINGS CORP. , 2024 By: Rebecca Fox Its: Chief Legal Officer CURO MANAGEMENT LLC , 2024 By: Rebecca Fox Its: Secretary and Authorized Officer March 5 March 5